                                 Exhibit 10s
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 16th day of March, 1994, and is made by and between INFORMATION RESOURCES, INC., a Delaware corporation ("Information Resources") and THOMAS M. WALKER ("Walker").

     WHEREAS, Information Resources has employed Walker in an executive capacity pursuant to the terms and conditions of an Employment Agreement by and between Walker and Information Resources dated September 27, 1990; and

     WHEREAS, Information Resources desires to continue to employ Walker in an executive capacity on the terms and subject to the conditions set forth in this Agreement and Walker desires to accept such continued employment with Information Resources on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants of Information Resources and Walker set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Information Resources and Walker, the parties agree as follows:

                                   ARTICLE I

                             Employment and Duties

     1.0 Employment Duties. Information Resources agrees to employ Walker, and he agrees to serve Information Resources, on a full time basis in an executive capacity, according to the terms and subject to the conditions hereinafter set forth, for the period commencing on the effective date hereof, and ending with the effective date of termination of employment as provided in Article V (the "Employment Period"). During the Employment Period, Walker shall devote his best efforts and all of his normal business time and attention (excluding vacation and sick leave provided herein and reasonable time devoted to civic and charitable activities) to the business of Information Resources and its affiliated companies, and to serve as corporate Executive Vice President of Information Resources and as the Chief Financial Officer, Treasurer and President -- Administration of Information Resources for those periods he is elected to such offices by the Information Resources' Board of Directors (the "Board") or to serve as such officer or employee of Information Resources or any of its affiliated companies as the Board and Walker may from time to time stipulate. Information Resources represents and warrants that the office of corporate Executive Vice President is the most senior executive office of Information Resources other than the offices of Chief Executive Officer and President. As an officer of Information Resources, Walker shall have all the responsibilities and authority normally incident to the office he holds as provided in the by-laws of Information Resources, subject to the authority and responsibilities of the Chief Executive Officer, the Board and its committees, and he shall have such additional duties, not inconsistent with the
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Agreement
March 16, 1994
Page 2 of 14

responsibilities of his offices, as the Chief Executive Officer, the Board and its committees may prescribe.

     1.1 Service on the Board and Executive Committee thereof. Contemporaneously with the execution and delivery of this Agreement, the Board has appointed Walker to serve on the Board and will nominate him for election to the Board for a three year term commencing with the election of directors at the 1994 Annual Meeting of Stockholders of Information Resources to be held in May 1994. The Board has also elected Walker to the Executive Committee of the Board. During the Employment Period, Walker shall serve on the Board and on the Executive Committee thereof so long as he is elected to so serve.

     1.2 Place of Employment. In connection with his employment with Information Resources, Walker shall be based at the principal offices of Information Resources in the Greater Chicago area. Walker may be required to perform ordinary business travel consistent with the responsibilities of his office.

                                   ARTICLE II

                                  Compensation

     2.0 Compensation. Information Resources agrees to compensate Walker for the services rendered by him during the Employment Period as follows:

     2.1 Base Salary. Information Resources shall pay Walker a base salary ("Base Salary") during the Employment Period at the rate of Two Hundred Eighty Thousand Dollars ($280,000.00) per year, subject to adjustment as required under the following sentence. Information Resources shall increase Walker's Base Salary (i) by not less than six percent (6%) on each annual anniversary of the date of this Agreement and (ii) by such additional amount as is necessary so that Walker, during the Employment Period, will receive a Base Salary not less than the base salary received by any other chief executive officer of any Group of Information Resources. The Base Salary shall be payable in accordance with the practice followed by Information Resources with respect to its other senior officers.


     2.2 Bonus or Incentive Compensation. Information Resources shall award Walker, in respect to each year of the Employment Period, bonus or incentive compensation as provided under any present or future incentive compensation plan of Information Resources or, in the absence of any such plan, under such bonus or incentive compensation as the Board, or the appropriate committee of the Board, deems appropriate in light of the amount of bonus or other incentive compensation awarded by Information Resources to other senior officers.

     2.3 Employee Benefit Plans. Walker shall participate during the Employment Period in all employee benefit plans (including, but not necessarily limited to, health and welfare plans, life insurance, disability, and retirement plans, and vacation allowances)
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Agreement
March 16, 1994
Page 3 of 14

generally applicable to senior officers of Information Resources, as those plans may be in effect from time to time, and continue that participation after his retirement on a basis comparable to that upon which other senior officers of Information Resources generally may continue participation following their retirement. During the Employment Period, Walker shall be entitled to all other employee benefits generally provided to senior officers of Information Resources in accordance with then prevailing practice concerning such employee benefits. Walker shall be eligible for four weeks vacation during 1994 and during each full calendar year of service thereafter.

                                  ARTICLE III

                                   Disability

     3.0 Disability. In the event of any illness or disability (other than death) of Walker of a nature, degree, or effect such that, within the Employment Period, Walker becomes unable to perform his duties under the terms of this Agreement on a full-time basis (a "Disability") and such that Information Resources reasonably believes that Walker will be unable to perform his duties under the terms of this Agreement on a full-time basis for a period not less than one hundred eighty (180) consecutive days as reasonably determined by the Board on the basis of the facts available to it (such period of Disability determined by the Board shall be referred to herein as the "Disability Period"), the following provisions shall apply:

     3.1 Acting or Successor Officer. During any Disability Period, the Board may appoint an acting or successor officer to any office then held by Walker.

     3.2 Disability Payments. During the portion of any Disability Period following the first 180 days of such Disability Period, Information Resources' obligation to pay Walker any compensation under Sections 2.1 or 2.2 hereof shall be suspended. During any Disability Period, Walker shall be entitled to disability benefits, if any, pursuant to the terms of any Information Resources employee benefits in which Walker is a participant ("Disability Benefits"). During the period of the suspension of the obligation on the part of Information Resources to pay Walker compensation under the provisions of Sections 2.1 or 2.2, Information Resources shall be obligated to pay to Walker, and Walker shall be entitled to receive from Information Resources, the following amounts: (i) the amount, if any, payable on a monthly basis at the end of the particular calendar month in question, which, when added to the amount of Disability Benefits which are actually received by Walker during that particular calendar month, is necessary to cause the sum of the aforesaid two amounts to be not less than fifty percent (50%) of Walker's Base Salary (calculated on a monthly basis) as of the end of the first 180 days of the Disability Period; and (ii) an amount payable at the end of each calendar month equal to the "401(k) Plan Contribution" for that particular calendar month. For the purpose of this Agreement, the term "401(k) Plan
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Agreement
March 16, 1994
Page 4 of 14

Contribution" shall mean, with respect to any particular calendar month, an amount equal to one-twelfth the amount actually contributed by both Information Resources and Walker (or, if greater, the amount required to have been contributed by both Information Resources and Walker) for the benefit of Walker to the Information Resources 401(k) tax-qualified retirement plan for the twelve-month period ended immediately prior to the 181st day of the Disability Period.

     3.3 Employee Benefits During Disability Period. During any Disability Period, Walker shall continue to participate in all employee benefit plans for which he is eligible pursuant to Section 2.3 of this Agreement or otherwise, provided that Walker shall cease to be eligible to earn or receive additional grants of stock options during the period starting with the 181st day of the Disability Period until the cessation of such Disability Period. A Disability Period shall be deemed to be a period of service by Walker for purposes of the vesting of any stock options granted to him prior to the 181st day of the Disability Period.

     3.4 Cessation of Disability. If and when, in the reasonable judgment of the Board, after the commencement of a Disability Period Walker regains his ability to perform his duties hereunder on a full-time basis for a period of not less than one hundred eighty (180) consecutive days, such Disability Period and Information Resources' obligation to make Disability Payments pursuant to
Section 3.2 hereof shall cease, and Information Resources' obligation to pay Walker compensation under Sections 2.1 and 2.2 hereof shall cease to be suspended. Walker shall thereafter, for the Employment Period, be entitled to be paid the Base Salary Walker would have been paid if Walker had not been disabled, and to resume participation in any Information Resources bonus or incentive compensation plans in accordance with Section 2.2, and to participate in accordance with Section 2.3 in Information Resources' employee benefit plans as though he had not been disabled. The Board shall consider his redesignation to the office held by him prior to the Disability Period, although the Board shall be under no obligation with respect thereto. Notwithstanding any other provision of this Agreement, a Disability Period for Walker, once having commenced, shall in no event be considered to have ceased prior to the earlier of Walker's death or his attainment of age 65, unless in the reasonable judgment of the Board Walker is able to resume his duties on a full-time basis for a period of not less than one hundred eighty (180) consecutive days.

     3.5 Survival of Obligations. The obligations of Information Resources under Section 3.2 and 3.3 of this Agreement shall survive the termination of this Agreement and continue in effect until the earlier of (i) cessation of the Disability Period; (ii) the cessation of Walker's entitlements under Section 5.3(c) hereof, after Walker's submission of his resignation for Cause; (iii) the cessation of Walker's entitlements under Section 5.2(d) hereof, after effectiveness of termination by Walker for Good Reason; (iv) the elapsing of 24 months following Walker's death; or (v) Walker's 65th birthday.
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Agreement
March 16, 1994
Page 5 of 14

                                 ARTICLE IV

                               Stock Option Award

     4.0 Stock Option Award. Information Resources, effective as of the date hereof, hereby grants and awards to Walker, pursuant to the Information Resources Executive Stock Option Plan (the "Plan"), and evidenced by a Stock Option Agreement ("Option Agreement"), options to purchase 150,000 shares of Information Resources Common Stock, at the closing NASDAQ bid price per share on the date hereof.

     4.1 Conditions. Notwithstanding any provisions in the Plan or the Option Agreement to the contrary, Walker shall be deemed to have sufficient years of service so that such options can be exercised as follows:

          a.   up to one-third (33.33%) upon execution of this Agreement.

          b. up to two-thirds (66.66%) after completing one year of employment following the date hereof.

          c. 100% after completion of two years of employment following the date hereof.

     4.2 Existing Options. The award of stock options made in Section 4.0 hereof is granted to Walker in addition to any stock options to purchases shares of Information Resources Common Stock which have been previously, or will be subsequently, granted to Walker. The number of shares of Information Resources Common Stock subject to stock options previously granted to Walker which are unexercised on the date hereof is estimated to be 106,000.

     4.3 Additional Grants. For 1994 and subsequent years during the Employment Period, Walker shall be entitled to discretionary awards of additional stock options, consistent with the compensation packages of other senior Information Resources executives. Walker shall also be entitled to such an award for 1993, currently anticipated to be made by the end of April 1994.

     4.4 Acceleration. Notwithstanding any provisions of the Plan or the Option Agreement to the contrary, in the event of "Change of Control", (defined as any merger, consolidation or reorganization in which Information Resources is a merging, consolidating or reorganizing party and pursuant to which neither Information Resources nor any entity controlled by Information Resources is the surviving entity; or as the change of beneficial ownership of, or power to vote, 30% or more of the outstanding voting securities of

Agreement
March 16, 1994
Page 6 of 14

Information Resources), then all options (other than terminated or expired options) to purchase shares of Information Resources Common Stock held by Walker shall immediately become fully vested and exercisable and Walker, or his estate if he is not then living, shall be entitled to immediately exercise in full any such unexercised options then held by him or his estate. In the event any such options are unexercisable for any reason, Information Resources shall pay to Walker or his estate, in exchange for such options, an amount of cash equal to the aggregate spread between the exercise price of all such options and the higher of (a) the highest mean between the high and the low price on any stock exchange or the NASDAQ market where the stock of Information Resources is then publicly traded, as of the date of the Change of Control upon which this Section
4.4 becomes operative or (b) the highest price per share actually paid in connection with any Change of Control of Information Resources.

                                   ARTICLE V

                              Term and Termination

     5.0 Term of Employment. The employment of Walker shall commence on the effective date hereof and shall automatically continue thereafter until terminated in accordance with this Agreement.

     5.1  Termination without cause.

     (a) Either Information Resources or Walker may elect to terminate this Agreement at any time (including during any Disability Period) by giving the other party at least 24 months prior written notice thereof (a "Section 5.1 Notice"). If so requested by Information Resources after the giving of a
Section 5.1 Notice by either party, Walker shall resign from any or all offices then held at Information Resources and any of its subsidiaries or affiliates; provided, however, that until the earlier to occur of either the passage of 24 months from the date of the Section 5.1 Notice or the engagement of Walker in full-time employment elsewhere at a compensation level not less than the Base Salary in effect for him at Information Resources on the date of the Section 5.1 Notice, (i) Walker shall continue to be treated as an employee of Information Resources (but he shall not be required to perform services for Information Resources; and he shall be required and permitted to make a good faith effort to secure new full-time employment elsewhere at a level of compensation which may be greater or less than the Base Salary in effect for him at Information Resources on the date of the Section 5.1 Notice) and (ii) the Employment Period shall be considered to continue for purposes of Sections 2.1, 2.3, 3.0, 3.3 and
6.0 (so that Walker will continue to be entitled to receive Base Salary and participate in all employee benefit plans applicable to him, and it will continue to be possible for a Disability Period to begin). Neither Walker's death nor Walker's acceptance of new full-time employment at a compensation level less than the Base Salary in effect for him at
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Agreement
March 16, 1994
Page 7 of 14

Information Resources on the date of the Section 5.1 Notice shall cause a cessation of Information Resources' obligations to Walker pursuant to the immediately preceding sentence, but such obligations may be subject to offsetting credits pursuant to Sections 5.4 and 5.5 hereof.

     (b) After the giving of a Section 5.1 Notice by Information Resources or Walker, anything in the Plan or the Option Agreement or any other provision of this Employment Agreement to the contrary notwithstanding, (i) Walker shall cease accruing periods of service with Information Resources for stock option vesting purposes and (ii) all stock options (other than terminated or expired options) held by Walker at the time of the giving of the Section 5.1 Notice shall continue to be exercisable (if vested prior to exercise) for a period of 37 months following the giving of such Section 5.1 Notice.

     5.2  Termination by Walker for Good Reason.

     (a) For the purpose of this Agreement, Walker shall have "Good Reason" to terminate his employment hereunder if, during the Employment Period and prior to the giving of a Section 5.1 Notice by Information Resources, within 30 days of the occurrence of one or more of the events described in sub-paragraphs 5.2 (a)
(i) through (iv) below or within one year of an event described in sub-paragraph
5.2 (a) (v) below Walker provides Information Resources with written notice thereof and his intention to terminate this Agreement (a "Section 5.2 Notice"):

          (i) without the express written consent of Walker, he is assigned any duties inconsistent with his positions, duties, responsibilities and status with Information Resources immediately prior to a change in his reporting responsibilities, titles or offices, or he is removed from or not re-elected to any of those positions, except in connection with any of the following: (A) his resignation for Cause under Section 5.3 hereof; (B) the appointment of an acting or successor officer in accordance with Section
     3.1 hereof during a Disability Period; (C) the delivery of a Section 5.1 Notice;

          (ii) a reduction is made by Information Resources in his Base Salary as in effect on the date hereof or as the same may be increased from time to time;

          (iii) Information Resources fails to continue in effect any benefit, bonus or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan (other than those plans which expire by the express terms thereof) in which Walker is participating without providing him with a plan having substantially similar benefits; or takes any action which would adversely affect his participation in or materially reduces his benefits under any of those plans or deprives him of a material fringe benefit enjoyed by him;
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Agreement
March 16, 1994
Page 8 of 14

     provided that such action or failure to continue in effect any such benefit shall not be deemed to be constitute Good Reason if it was not directed specifically at Walker but was effected for all employees or all officers or senior executives generally.

          (iv) Information Resources fails to obtain from any successor entity to Information Resources an agreement to perform this Agreement to the extent and in the manner required to the performed by Information Resources; or

          (v) Information Resources experiences a "Change of Control" as defined in Article IV, paragraph 4.4 hereof.

     (b) Upon receipt of a Section 5.2 Notice, Information Resources shall have 30 days thereafter within which to take corrective or remedial action. Upon the completion of any corrective or remedial action within such time to the reasonable satisfaction of Walker, the Section 5.2 Notice will be deemed withdrawn. A termination by Walker for Good Reason shall become effective upon the passage of 30 days from the date of delivery of the Section 5.2 Notice without such notice being deemed withdrawn.

     (c) Upon the effectiveness of a termination by Walker for "Good Reason", Walker shall be entitled to exercise immediately in full any unexercised options then held by him, all of which options shall be deemed to be fully vested and exercisable upon such termination.

     (d) Upon the effectiveness of a termination by Walker for Good Reason and until the earlier to occur of either the passage of 24 months from the date of the Section 5.2 Notice or the engagement of Walker in full-time employment elsewhere at a compensation level not less than the Base Salary in effect for him at Information Resources on the date of the Section 5.2 Notice, (i) Walker shall continue to be treated as an employee of Information Resources (but he shall not be required to perform services for Information Resources; and he shall be required and permitted to make a good faith effort to secure new full-time employment elsewhere at a level of compensation which may be greater or less than the Base Salary in effect for him at Information Resources on the date of the Section 5.2 Notice) and (ii) the Employment Period shall be considered to continue for purposes of Sections 2.1, 2.3, 3.0, 3.3 and 6.0 of this Agreement (so that Walker will continue to be entitled to receive Base Salary and participate in all employee benefit plans applicable to him, and it will continue to be possible for a Disability Period to begin).

Neither Walker's death nor Walker's acceptance of new full-time employment at a compensation level less than the Base Salary in effect for him at Information Resources on the date of the Section 5.2 Notice shall cause a cessation of Information Resources' obligations to Walker pursuant to the immediately preceding sentence, but such obligations may be subject to offsetting credits pursuant to Sections 5.4 and 5.5 hereof.

Agreement
March 16, 1994
Page 9 of 14

     (e) Anything in the Plan or the Option Agreement to the contrary notwithstanding, all stock options (other than terminated or expired options) held by Walker at the time of the effectiveness of a termination by Walker for Good Reason shall continue to be exercisable (if vested prior to exercise) for a period of 37 months following the effectiveness of such termination by Walker for Good Reason.

     5.3  Resignation for Cause.

     (a) Information Resources shall have the right to require Walker to submit his resignation at any time for Cause. "Cause" shall be deemed to exist under the following circumstances:

          (i) if Walker refuses or willfully fails or neglects to perform his obligations under this Agreement and Walker fails to rectify such deficiency within 30 days after written notice from the Board for any reason other than Disability;

          (ii) if Walker has developed or pursued interests substantially adverse, or substantially inconsistent with the material fulfillment of his obligations hereunder to Information Resources and fails to cease such conduct within ten days after written notice from the Board;

          (iii) if Walker engages in illegal or other wrongful conduct which is detrimental to the business or reputation of Information Resources; or

          (iv) if Walker engages in any conduct or activity prohibited by paragraph 7.0 or 7.1 of this Agreement.

     (b) After the effectiveness of a resignation for Cause, anything in the Plan or the Option Agreement or any other provision of this Employment Agreement to the contrary notwithstanding, Walker shall cease accruing periods of service with Information Resources for stock option vesting purposes.

     (c) Upon the effectiveness of a resignation for Cause and until the earlier to occur of either the passage of 24 months from the date of the effectiveness of the resignation for Cause or the engagement of Walker in full-time employment elsewhere at a compensation level not less than the Base Salary in effect for him at Information Resources on the date of the effectiveness of the resignation for Cause, (i) Walker shall continue to be treated as an employee of Information Resources (but he shall not be required to perform services for Information Resources; and he shall be required and permitted to make a good faith effort to secure new full-time employment elsewhere at a level of compensation which may be greater or less than the Base Salary in effect for him at Information Resources on the date of the effectiveness of the resignation for Cause) and
(ii) the Employment Period shall be considered to continue for purposes of Sections 2.1, 2.3, 3.0, 3.3 and 6.0 of this Agreement
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Agreement
March 16, 1994
Page 10 of 14

(so that Walker will continue to be entitled to receive Base Salary and participate in all employee benefit plans applicable to him, and it will continue to be possible for a Disability Period to begin). Neither Walker's death nor Walker's acceptance of new full-time employment at a compensation level less than the Base Salary in effect for him at Information Resources on the date of the effectiveness of the resignation for Cause shall cause a cessation of Information Resources' obligations to Walker pursuant to the immediately preceding sentence, but such obligations may be subject to offsetting credits pursuant to Sections 5.4 and 5.5 hereof.

     (d) Anything in the Plan or the Option Agreement to the contrary notwithstanding, all stock options (other than terminated or expired options) held by Walker at the time of the effectiveness of a resignation for Cause shall continue to be exercisable (if vested prior to exercise) for a period of 37 months following the effectiveness of such resignation for Cause.

     5.4 Credit against Continued Compensation. In the event Information Resources is obligated to make payments to Walker by reason of Sections 3.2 or
5.2 (d) or 5.3 (c) or to provide Walker with compensation under Section 2.1 following the giving of a Section 5.1 Notice (hereinafter "Continued Compensation"), Information Resources shall be entitled to a credit, against its payment obligations to Walker, equal to the amount of any compensation Walker receives or earns for any services rendered to any third party during the period of time Continued Compensation is owed Walker, either by reason of an employment relationship with such third party or as an independent contractor.

     5.5 Credit against other Continued Benefits. In the event Information Resources is obligated to provide Walker with employee benefits under Sections
3.2 or 5.2 (d) or 5.3 (c) or to provide Walker with employee benefits under
Section 2.3 following the giving of a Section 5.1 Notice (hereinafter "Continued Benefits"), Information Resources shall be excused from such obligation to provide Continued Benefits to the extent that Walker is entitled to receive comparable or better benefits as a result of or in connection with any services rendered by Walker to any third party during the period of time Continued Benefits are to be provided to Walker, either by reason of an employment relationship with such third party or as an independent contractor.

     5.6 Termination upon Death. This Agreement, and the Employment Period, shall terminate automatically upon the death of Walker; provided, however, that if Walker's death occurred prior to the giving of any Section 5.1 Notice or
Section 5.2 Notice and prior to the effectiveness of any resignation for Cause pursuant to Section 5.3, then in addition to any benefits otherwise provided to Walker, his spouse or his estate, (i) for a period of 24 months following Walker's death, Information Resources shall pay to his surviving spouse, or his estate if his spouse does not survive him, the Base Salary or Disability Payments then in effect immediately prior to his death, and (ii)
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Agreement
March 16, 1994
Page 11 of 14

all options (other than expired or terminated options) held by Walker at the time of his death shall continue to be exercisable (if vested prior to exercise) by his estate for a period of 37 months after his death.

                                   ARTICLE VI

                            Covenant Not to Compete

     6.0 Covenant Not to Compete. Following the date of termination of Walker's Employment Period, Walker shall not, without the prior written consent of Information Resources, directly or indirectly, for himself or for others, individually, jointly or as a partner, stockholder (except as a holder or not more than 5% of the outstanding shares of a publicly-held corporation) employee, agent, consultant or otherwise:

          (a) for a period of two consecutive years, work or perform any service for The Dun & Bradstreet Corporation, the A.C. Nielsen Company or any parent, subsidiary, affiliate or successor thereof, or

          (b) for a period of one year, work or perform any service for, or engage in, any business operating within 100 miles of the Chicago or Waltham, Massachusetts offices of Information Resources which (i) solicits sales or contracts from customers of Information Resources or any of its divisions, subsidiaries or affiliates and (ii) provides products or services which directly compete with products or services provided by Information Resources or any of its divisions, subsidiaries or affiliates.

Walker acknowledges that the restrictions set forth in this Article VI are (i) reasonable and necessary for the protection of Information Resources' interests and (ii) are entered into by him specially in consideration of the stock options granted to him pursuant to Article IV of this Agreement. In the event that any portion of this Covenant is found by a court of competent jurisdiction to be unreasonable, the parties agree that a lesser restriction, found to be reasonable, shall be enforceable against Walker.

                                  ARTICLE VII

                    Confidentiality; Ideas and Improvements

     7.0. Confidentiality: Information Resources is engaged in various lines and methods of doing business, and utilizes processes, programs, data, software and techniques which consist of or involve confidential business information. Such information has been or will be available to and used by Walker during the course of his employment as well as confidential client information including data disclosing the identity of clients of Information
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Agreement
March 16, 1994
Page 12 of 14

Resources, their particular needs, methods, data and other similar information. Walker agrees that so long as such information is confidential in fact and is not readily ascertainable by third parties through lawful means, Walker will not, during the Employment Period and for a period of five consecutive years immediately thereafter, disclose or use such confidential information, either directly or indirectly for the benefit of any person or entity other than Information Resources. Walker agrees to return all programs, manuals, documents, records, and other information relating to the business of Information Resources, including materials prepared by Walker, to Information Resources immediately upon the termination of employment hereunder.

      7.1 Ideas and Improvements. Walker agrees to promptly disclose to Information Resources all ideas, designs, improvements, creations, inventions, whether or not patentable or subject to other legal protection, which have significant relationship to the business of Information Resources or any affiliates of Information Resources, and which were developed or created by Walker at any place or time during the Employment Period. Walker further agrees to take all steps and execute and deliver to Information Resources copyright or patent rights on matters suitable for such protection, and to otherwise cooperate to the extent within Walker's control to ensure Information Resources' use and enjoyment of such ideas and creations, provided that Walker is not under any obligation to assign an invention for which no equipment, supplies, facility, or trade secret information of Information Resources was used and which was developed entirely on Walker's own time, unless (i) the invention relates to the business of Information Resources or to Information Resources' actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Walker for Information Resources.

                                  ARTICLE VIII

                            Miscellaneous Provisions


     8.0 Legal Remedies: Walker hereby acknowledges that Information Resources would suffer irreparable injury if the provisions of Articles VI and VII above, which shall survive the termination of this Agreement, were breached and that Information Resources' remedies at law would be inadequate in the event of such breach. Accordingly, Walker hereby agrees that any such breach or threatened breach may, in addition to any other available remedies, be temporarily or permanently enjoined by Information Resources without bond. In the event of litigation under this Agreement, each side shall pay its own attorneys' fees and expenses, except that if Walker is temporarily or permanently enjoined after an evidentiary hearing, then Walker shall pay the attorneys' fees and expenses of Information Resources in connection with that evidentiary hearing, and if such evidentiary hearing results in a court refusing a temporary or permanent injunction then Information Resources shall pay Walker's attorneys' fees and expenses in connection with such hearing.
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Agreement
March 16, 1994
Page 13 of 14

     8.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Walker and Information Resources and each of their respective heirs, personal representatives, permitted assigns, and successors in interest, including, in the case of Information Resources, any company with which Information Resources may be merged or consolidated or to which all or substantially all of Information Resources' assets may be transferred. Except as otherwise provided above, this Agreement shall not be assignable by Information Resources or Walker without the express written consent of the other party.

     8.2 Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Illinois.

     8.3 Notices. All notices required or permitted hereunder shall be given in writing, either delivered personally or by registered or certified mail, addressed to Information Resources at its principal office to the attention of the Corporate Secretary, or to Walker at his residence address shown on the employment records of Information Resources. Notice delivered personally shall be deemed effectively given as of the time of personal delivery, and notice given by mail shall be deemed effectively given as of the date of such mailing.

     8.4 Other payments. Information Resources shall pay Walker the sum of $9,000, less statutory withholdings, as a retroactive salary increase, and shall reimburse Walker for any legal expenses in connection with the negotiation and execution of this Agreement up to a maximum amount of $3,000.

     8.5 Entire Agreement; Amendments; Headings. This Agreement amends and restates the employment agreement previously entered into on September 27, 1990 by and between Walker and Information Resources. This Agreement embodies the entire Agreement of Information Resources and Walker with respect to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be effective unless reduced to a written instrument executed by Information Resources and Walker. The headings of sections in this Agreement are for convenience only.

Agreement
March 16, 1994
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     IN WITNESS WHEREOF, Information Resources and Walker have caused this
Agreement to be duly executed as of the date first written above.


                              INFORMATION RESOURCES, INC.



                              By:    /s/ James G. Andress
                                 ---------------------------------------------
                                 President and Chief Executive Officer



                                  /s/ Thomas M. Walker
                                ----------------------------------------------
                                Thomas M. Walker